EXHIBIT 10.8
FIRST AMENDMENT TO THE
FEDERAL HOME LOAN BANK OF CINCINNATI
BENEFIT EQUALIZATION PLAN
(December 2008 Restatement)
     In accordance with Article VIII of the Federal Home Loan Bank of Cincinnati Benefit Equalization Plan, as amended and restated effective January 1, 2005 (the “Plan”), the Federal Home Loan Bank of Cincinnati (the “FHLB”) amends the Plan as follows:

First:	Background and Purpose of Amendment. This amendment is adopted to (i) terminate the Grandfathered portion of the Thrift Benefit component of the Plan effective as of January 1, 2010, (ii) terminate the Non-Grandfathered portion of the Thrift Benefit component of the Plan effective upon the lapse of the period during which the Federal Housing Finance Agency may disallow the Board of Directors’ adoption of irrevocable action taken to terminate and liquidate the Thrift Benefit component of the Plan, (iii) immediately fully vest any Participant who is not fully vested in his or her Non-Grandfathered Thrift Benefit under the Plan, (iv) cause to be distributed to each Participant the portion of his or her benefits under the Plan attributable to the Grandfathered Thrift Benefit in a lump sum payment as soon as practicable following the effective date of the termination of that portion of the Plan, but in all events no later than the end of the calendar year in which falls such effective date, and (v) cause to be distributed to each Participant the portion of his or her benefits under the Plan attributable to the Non-Grandfathered Thrift Benefit in a lump sum payment as soon as practicable on or after the date that is twelve months and one day following the date of the lapse of the period during which the Federal Housing Finance Agency may disallow the Board of Directors’ adoption of irrevocable action taken to terminate and liquidate the Thrift Benefit component of the Plan, but in all events, no later than the last day of the twenty-third month following such lapse, in accordance with Section 409A.

Second:	Supersession of Inconsistent Provisions. The provisions of this Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment.

Third:	Effective Date. This First Amendment to the Plan is effective upon the lapse of the period during which the Federal Housing Finance Agency may disallow the Board of Directors’ adoption of irrevocable action taken to terminate and liquidate the Thrift Benefit component of the Plan. If the Federal Housing Finance Agency disallows the termination and liquidation of the Thrift Benefit component of the Plan, then this First Amendment shall be of no force or effect.

Fourth:	Amendment Vesting Participants in Matching Contributions. The following is added to the current end of section 4.03(b) of the Plan:

Notwithstanding any provision to the contrary contained in this Plan, effective upon the lapse of the period during which the Federal Housing Finance Agency may disallow the Board of Directors’ irrevocable action taken to terminate and liquidate the Thrift Benefit component of the Plan, each Participant shall be immediately be 100 percent vested in his or her benefits attributable to Section 4.02 matching contributions. Each Participant continues to be 100 percent vested in all of his or her other Non-Grandfathered Thrift Benefits under the Plan and in all of his or her Grandfathered Thrift Benefits under the Plan.

Fifth:	Amendment Terminating the Thrift Benefit Component of the Plan. The following is added to the current end of Article IV of the Plan, as a new section 4.09:
4.09	Termination of the Thrift Benefit Component of the Plan. Notwithstanding any provision to the contrary contained in this Plan, the Thrift Benefit component of the Plan is terminated effective as follows:
     (a) Termination of the Portion of Plan Governing Grandfathered Thrift Benefits and the Distribution of Grandfathered Thrift Benefits. The portion of the Plan governing Grandfathered Thrift Benefits is terminated effective as of January 1, 2010. Each Participant’s benefit attributable to the Grandfathered Thrift Benefit under the Plan shall be distributed to each such Participant or his or her Beneficiary or other person entitled to such Participant’s Grandfathered Thrift Benefit in a lump sum payment as soon as practicable following January 1, 2010, but in all events, on a date that is no later than the end of the 2010 calendar year.
     (b) Termination of the Portion of Plan Governing Non-Grandfathered Thrift Benefits and the Distribution of Non-Grandfathered Thrift Benefits. The Non-Grandfathered portion of the Thrift Benefit component of the Plan is terminated effective upon the lapse of the period during which the Federal Housing Finance Agency may disallow the Board of Directors’ irrevocable action taken to terminate and liquidate the Thrift Benefit component of the Plan (“Non-Grandfathered Thrift Benefit Termination Date”). Each Participant’s benefit attributable to the Non-Grandfathered Thrift Benefit shall be distributed to each such Participant or his or her Beneficiary or other person entitled to such Participant’s Non-Grandfathered Thrift Benefit in a lump sum payment as soon as practicable on or after the date which is twelve months and one day from such Non-Grandfathered Thrift Benefit Termination Date, but no later than the last day of the twenty-third month following such Non-Grandfathered Thrift Benefit Termination Date. In all events, the distribution of all Non-Grandfathered Thrift Benefits shall be made in a manner which complies with Section 8.03(b)(iii) of the Plan and Section 409A of the Code.

Sixth:	In all other respects, the Plan shall remain unchanged by this Amendment.
     IN WITNESS WHEREOF, the Federal Home Loan Bank of Cincinnati has caused this instrument to be executed as of this 23rd day of December, 2009.

FEDERAL HOME LOAN BANK OF CINCINNATI
By:	/s/ Carl Wick
Printed Name: Carl F. Wick
Title: Chairman